Exhibit (5)(e)
              Primary Insured Rider and Primary Insured Rider Plus

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                              PRIMARY INSURED RIDER

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IN THIS RIDER, the Primary Insured is named on Page 3 of the Policy. The Primary Insured will be referred to as YOU or YOUR. Western Reserve Life Assurance Co. of Ohio will be referred to as WE, OUR or US.

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BENEFIT We will pay the Face Amount of this Rider as shown on Page 4 of the Policy when We receive due proof that Your death occurred while this Rider was In Force.

CONSIDERATION                    This Rider is issued in consideration of:

                                 1.   the application for this Rider; and
                                 2.   the payment of the Initial Premium.

INCONTESTABILITY                 This Rider shall be incontestable after it has
                                 been In Force while You are still alive, for two years after the effective date of this Rider.

SUICIDE If this Rider is issued on the same date as the Policy, the Suicide Provision of the Policy is applicable to this Rider. If this Rider is issued after the Policy and if You die by suicide, while sane or insane, within two years after the effective date of this Rider, Our liability for this Rider shall be limited to an amount equal to the excess of the total monthly deductions for this Rider less any premiums being refunded under the Suicide Provision of the Policy to which this Rider is attached.

CONVERSION PRIVILEGE             On any Monthiversary while this Rider is In
                                 Force, the Owner may exchange this Rider, without evidence of insurability, for a new policy on Your life. Such new policy will be issued upon written request subject to the following:

                                 1. The Rider has not reached the Anniversary nearest Your 70th birthday; and
                                 2. The new policy is on any permanent plan of insurance then offered by Us; and
                                 3.   The amount of insurance upon conversion
                                      will equal the Face Amount then In Force under this Rider; and
                                 4. The payment of the premium based on Your rate class under this Rider.


TERMINATION                      This Rider will terminate on the earliest of:

                                 1.   The Anniversary nearest Your 95th
                                      birthday;
                                 2.   The date this Policy terminates;
                                 3.   The date of conversion of this Rider;
                                 4. The Monthiversary on which this Rider is terminated on written request by the Owner.

GENERAL This Rider is part of the Policy. It is subject to all the terms of this Rider and the policy. This Rider has no cash value.

                                 The monthly deduction for this Rider, for each of the first 12 policy months, is shown on Page 4 of the Policy. Monthly deductions after the first policy year will be calculated consistent with the monthly cost of insurance and monthly cost of insurance rates provisions of the Policy to which this Rider is attached.

EFFECTIVE DATE                  This Rider becomes effective on the same date
                                 as the Policy unless a later date is shown here.



                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                             /s/ WILLIAM H. GEIGER

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                           PRIMARY INSURED RIDER PLUS

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IN THIS RIDER, the Primary Insured is named on Page 3 of the Policy. The Primary Insured will be referred to as YOU or YOUR. Western Reserve Life Assurance Co. of Ohio will be referred to as WE, OUR or US.

===============================================================================

BENEFIT We will pay the Face Amount of this Rider as shown on Page 4 of the Policy when We receive due proof that Your death occurred while this Rider was In Force.

CONSIDERATION                    This Rider is issued in consideration of:

                                 1.   the application for this Rider; and
                                 2.   the payment of the Initial Premium.


INCONTESTABILITY                 This Rider shall be incontestable after it has
                                 been In Force while You are still alive, for two years after the effective date of this Rider.

SUICIDE If this Rider is issued on the same date as the Policy, the Suicide Provision of the Policy is applicable to this Rider. If this Rider is issued after the Policy and if You die by suicide, while sane or insane, within two years after the effective date of this Rider, Our liability for this Rider shall be limited to an amount equal to the excess of the total monthly deductions for this Rider less any premiums being refunded under the Suicide Provision of the Policy to which this Rider is attached.

CONVERSION PRIVILEGE             On any Monthiversary while this Rider is In
                                 Force, the Owner may exchange this Rider, without evidence of insurability, for a new policy on Your life. Such new policy will be issued upon written request subject to the following:

                                 1. The Rider has not reached the Anniversary nearest Your 70th birthday; and
                                 2.   The new policy is on any permanent plan of
                                      insurance then offered by Us; and
                                 3.   The amount of insurance upon conversion
                                      will equal the Face Amount then In
                                      Force under this Rider; and
                                 4. The payment of the premium based on Your rate class under this Rider.

TERMINATION                      This Rider will terminate on the earliest of:

                                 1.   The Anniversary nearest Your 90th
                                      birthday;
                                 2.   The date this Policy terminates;
                                 3.   The date of conversion of this Rider;
                                 4. The Monthiversary on which this Rider is terminated on written request by the Owner.


GENERAL This Rider is part of the Policy. It is subject to all the terms of this Rider and the policy. This Rider has no cash value.

                                 The monthly deduction for this Rider, for each of the first 12 policy months, is shown on Page 4 of the Policy. Monthly deductions after the first policy year will be calculated consistent with the monthly cost of insurance and monthly cost of insurance rates provisions of the Policy to which this Rider is attached.

EFFECTIVE DATE                   This Rider becomes effective on the same date
                                 as the Policy unless a later date is shown here.



                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                             /s/ WIILIAM H. GEIGER